UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2026

Soulpower Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42582	98-1793430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 17th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-282-6717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	SOULU	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	SOUL	New York Stock Exchange
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of the initial business combination	SOULR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2026, Soulpower Acquisition Corporation (the “Company”), SWB Holdings, a Cayman Islands exempted company (“Pubco”), and SWB LLC, a Cayman Islands limited liability company (“SWB”), entered into a Second Amendment (the “Second Amendment”) to that certain Business Combination Agreement, dated November 24, 2025 (as amended by the First Amendment to Business Combination Agreement dated March 26, 2026, and as further amended, the “Business Combination Agreement”), by and among the Company, Pubco, SWB and the other parties thereto.

The Second Amendment makes the following key changes to the Business Combination Agreement: (a) it amends the structuring of certain contribution agreements, including revising the treatment of the Uruguay Contribution Agreement to acknowledge the applicable contribution after Closing in exchange for $5,000,000 in cash and the potential issuance of Pubco Class A Ordinary Shares upon meeting certain milestones and earnout targets after the contribution; (b) it revises the Merger Consideration formula in Section 1.11 to (i) account for the Class V Merger Consideration being increased by the amount of the Uruguay contributions even though the Uruguay contribution will occur after the Closing and (ii) to allocate the shares being issued to the contributor Carident AG that are subject to a put option under the Contribution Agreement with Carident AG solely to Carident AG and to remove those shares from being included in the Class V Merger Consideration; (c) it revises the definition of Company Net Asset Amount to clarify the treatment of assumed debt and also to account for the fact that all intended Contribution Agreements have been signed; (d) it removes the interim covenants for Additional Contribution Agreements, revises the related closing condition for Contribution Agreements and makes other conforming changes to account for the fact that all intended Contribution Agreements have been signed; ; (e) it extends the Outside Date from the nine (9) month anniversary of the Signing Date to April 2, 2027; and (f) it makes other conforming amendments throughout the Business Combination Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement (including the Second Amendment).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Second Amendment to Business Combination Agreement, dated August 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soulpower Acquisition Corporation

	By:	/s/ Justin Lafazan
	Name:	Justin Lafazan
	Title:	Chief Executive Officer

Dated: September 3, 2026